UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 22, 2009
(Date of earliest event reported)

STEVEN MADDEN, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

          Reference is made to Item 5.02 below which is hereby incorporated herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On May 22, 2009, at the 2009 Annual Meeting of Stockholders of Steven Madden, Ltd. (the “Company”), the Company’s stockholders approved the amended and restated Steven Madden, Ltd. 2006 Stock Incentive Plan (the “Amended and Restated 2006 Plan”). The Company’s Board of Directors had adopted the Amended and Restated 2006 Plan on April 6, 2009, subject to stockholder approval.

          The Amended and Restated 2006 Plan adds an additional 2,514,000 shares of common stock to the current share reserve of 1,550,000 shares of common stock, which reflects the 3-for-2 stock split that became effective May 25, 2006, for a total share reserve under the plan of 4,064,000 shares of common stock, and makes other amendments, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 9, 2009 (the “Proxy Statement”), which description is incorporated by reference herein.

          A description of the Amended and Restated 2006 Plan is set forth in the Proxy Statement under the caption “PROPOSAL TWO - APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2006 STOCK INCENTIVE PLAN.” The description of the Amended and Restated 2006 Plan is qualified in its entirety by reference to the full text of the Amended and Restated 2006 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Steven Madden, Ltd. 2006 Stock Incentive Plan, Amended and Restated Effective May 22, 2009
99.1

Excerpt Containing Description of Steven Madden, Ltd. 2006 Stock Incentive Plan, Amended and Restated Effective May 22, 2009, from Proxy Statement of Steven Madden, Ltd., filed with the Securities and Exchange Commission on April 9, 2009

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2009

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld

Edward R. Rosenfeld
Chief Executive Officer